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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________


                                   FORM 8-K

                               _________________


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT of 1934


                              September 19, 2001
                                Date of Report



                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


             Virginia                  333-77229           52-2140299
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
   (State or other jurisdiction  (Commission File No.)  (I.R.S. Employer
         of incorporation)                              Identification No.)

                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                    (Address of principal executive offices)


                                (877) 888-7348
              (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                             PROPERTY ACQUISITIONS

795 Trademark Street - Reno Nevada

    On September 4, 2001, our wholly-owned subsidiary, T REIT-Reno Trademark, LLC purchased a forty percent (40%) undivided tenant in common interest in the Trademark Building from Kilroy Realty, L.P., a Delaware limited partnership, under a Purchase and Sale Agreement dated July 23, 2001. The remaining sixty-percent (60%) of the Trademark Building was purchased by NNN Reno Trademark, LLC, an affiliate of our advisor, Triple Net Properties, LLC. The seller was not an affiliate of our company or our advisor. The total purchase price for the Trademark Building was $7,296,110. We paid $2,851,622 for our share of the Trademark Building. In addition, a total of $99,788 was paid for acquisition expenses such as attorneys' fees, recording fees and other closing costs, which represents $1.32 per square foot of leasable space. Our share of these expenses equates to approximately $39,915.

    The purchase price included: (1) a cash payment of approximately $4,596,000; (of which our portion was approximately $1,800,000) and (2) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,00 with a variable monthly interest rate, which will be charged at a rate equal to the sum of (A) the Index Rate of the 30-Day LIBOR; and (B) the "Spread". The "Spread" means (I) 2.45% during the first six months of the term; and (ii) 2.70% during the second six months of the term and maturing in September 2001. T REIT-Reno Trademark, LLC, will be jointly and severally liable for the entire loan, along with the other tenants in common.

    The purchase of the property was unanimously approved by our board of directors, including our independent directors.

    The Trademark Building, which was constructed in 1998, is an approximately 75,257 square foot industrial building situated on a 7.55-acre site in Reno, Nevada. The property features 219 spaces of onsite parking, with a parking ratio of 3/1000. The property is 100% leased on a "triple net" basis by Memec, Inc. ("Memec"), a subsidiary of Schroder Ventures, a European investment group. The facility is used for the warehousing and distribution of microchips. The lease with Memec is a fifteen-year lease, which will expire on January 31, 2013.

    The Trademark Building is located in Reno, Nevada. Reno is located in Washoe County in northern Nevada, which covers approximately 6,342 square miles. Interstate highways connect Reno with several major western U.S. cities. From Reno, Interstate 80 heads west 133 miles to Sacramento and 230 miles to San Francisco, and heads east 526 miles to Salt Lake City and 1,015 miles to Denver. Highway 395 heads north from Reno 586 miles to Portland and 758 miles to Seattle, and heads south 441 miles to Las Vegas and 475 miles to Los Angeles.

    Reno, Nevada is a community that includes single family residential, multi-family and

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employment centers, connected by 26 miles of bike paths supported by extensive recreational facilities with miles of linear parks and a 25-acre lake. Low taxes and affordable housing are major draws to Reno. The State of Nevada has no state income tax. Property taxes average approximately 1% of the sales price and local sales taxes average are approximately 6.75%.

    The northern Nevada area continues to experience strong economic growth. As Nevada continues to be one of the fastest growing states in the nation, Reno has continued to respond to the changing environment. The area has been successful in attracting back office, financial, manufacturing, distribution, operations, and technology companies.

    The total population in northern Nevada as of December 2000 was 339,486, which represents a 4% increase over 1999. Population growth projections indicate continued growth at similar rates for the next several years. The unemployment rate as of December 2000 for the region was 3%.

Potential Property Acquisitions

    We currently are considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

  . our receipt of a satisfactory environmental survey and property appraisal for each property;

  . no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

  . our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

    There can be no assurance that any or all of the conditions will be satisfied or, if satisfied that we will acquire any additional properties.


ITEM 5. OTHER EVENTS.

                            STATUS OF OUR OFFERING

General

    On May 17, 2000, we commenced our offering of a maximum of 10 million shares and a minimum of 100,000 shares of our common stock at an offering price of $10.00 per share to the residents of the states listed in our prospectus. We commenced operations on June 29, 2000, upon the acceptance of subscriptions for the minimum offering amount of $1,000,000 and the escrow of subscriptions (other than funds received from Pennsylvania investors) terminated. Our offering will terminate on the earlier of February 22, 2002, or the date on which we have sold the

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maximum offering.

    As of September 7, 2001, we had sold 1,737,902 shares, including 22,090 shares issued to our advisor, Triple Net Properties, LLC, and 24,281 shares issued to current shareholders under our dividend reinvestment program, resulting in gross proceeds of $17,322,073. After taking into account cash used in connection with the acquisition of real estate properties and payment of selling commissions, marketing support and due diligence reimbursement fees, we had approximately $ 2,004,000 to invest in properties as of September 7, 2001.

Subsequent State Registrations

    After the date of the prospectus, we registered the offering in Arkansas, Idaho, Louisiana, Mississippi, New Mexico, Oklahoma and Rhode Island. As a result, we now offer and sell shares of our common stock to residents of these states in addition to those listed in the prospectus. We expect to register the offering in Kentucky in the near future.

Fees and Expenses Paid in Connection with Our Offering

Selling Commissions
-------------------

    NNN Capital Corp., the dealer manager, receives 8% of the gross proceeds of the offering, or $0.80 for each share sold, and may reallow a portion of the selling commissions to broker-dealers participating in the offering. The dealer manager does not receive any selling commissions for shares sold under our dividend reinvestment program. As of September 7, 2001, we had incurred $1,342,249 in selling commissions due to the dealer manager, a portion of which has been paid to participating broker-dealers as commissions.

    The dealer manager also receives one warrant for every 40 shares of common stock sold in the offering in states other than Arizona, Missouri, Ohio, or Tennessee, and may reallow a portion of the warrants to broker-dealers participating in the offering. The dealer manager does not receive any warrants for shares sold under our dividend reinvestment plan. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00. As of September 7, 2001, there were 9,205 warrants outstanding.

Marketing Support and Due Diligence Reimbursement Fee

    We will pay the dealer manager an amount up to 1.5% of the gross proceeds of the offering, or up to $0.15 for each share sold, to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and generally to reimburse the dealer manager for due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow a portion of this fee to broker-dealers participating in the offering. As of September 7, 2001, we had incurred $251,672 in marketing support and due diligence reimbursement fees to the dealer manager, a portion of which has been reallowed to participating broker-dealers.

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Other Organizational and Offering Expenses

    Our advisor, Triple Net Properties, L.L.C., may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with the offering, including legal and accounting fees, filing fees, printing costs and selling expenses. As of September 7, 2001, we had incurred $427,555 in other organizational and offering expenses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements.

    It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     T REIT, INC.


Date:  September 19, 2001            By:  /s/ Anthony W. Thompson
                                          ---------------------------
                                          Anthony W. Thompson
                                          President and Chief Executive Officer

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